Exhibit 5

January 22, 1999


Goran Capital Inc.
4720 Kingsway Drive
Indianapolis, Indiana 46205

         Re: 325,672 additional shares of Goran Capital Inc.
             (without par value) issuable under the Share Option Plan

Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Goran Capital Inc. (the "Corporation"), relating to the offer and sale of up to an additional 325,672 common shares in the capital of the Corporation (the "Common Shares") issued or to be issued under the Corporation's Share Option Plan (the "Plan"). In connection with your request, we have relied upon such certificates of officers of the Corporation and considered such questions of law and taken such further action as we have deemed necessary or appropriate to enable us to render this opinion.

         In providing our opinion herein we have assumed that the Plan has been duly approved by the shareholders of the Corporation and, for purposes of determining the number of common shares of the Corporation that have been issued, or are subject to issuance, pursuant to the exercise of options granted under the Plan, we have relied solely on a certificate of an officer of the Corporation.

         Based upon such examination and subject to the limitations set out herein, we are of the opinion that, when the Common Shares have been purchased and the purchaser price therefor has been paid in accordance with the Plan, the Common Shares will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

         We are qualified to render opinions only as to the laws of the Province of Ontario and the federal laws of Canada applicable therein. The opinions expressed herein are to be construed in accordance with such laws only as they are in effect on the date hereof. In particular, we express no opinion with respect to the securities laws of any jurisdiction in which the Common Shares has been or may be issued or in which such Common Shares may be sold pursuant to the Registration Statement.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ Smith Lyons


                                              Smith Lyons



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